UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
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inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 19, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders of inTEST Corporation will be held in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey, on Wednesday, June 19, 2019, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.

Election as directors of the five nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and the election and qualification of such director's successor;

2.

Approval of amendments to the Amended and Restated 2014 Stock Plan to increase the number of shares available under the Amended and Restated 2014 Stock Plan and make certain other changes as described in the Proxy Statement;

3.	Ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019;

4.	Approval, on an advisory basis, of the compensation of our named executive officers;

5.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

6.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed April 30, 2019, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors, /s/ Hugh T. Regan, Jr. Hugh T. Regan, Jr. Secretary

April 30, 2019

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. If you fail to specify your voting instructions for the election of directors, for the amendments to the Amended and Restated 2014 Stock Plan or for either of the advisory votes in Proposals 4 and 5, your shares will not be voted with respect to such proposals due to rules applicable to broker voting; or we may incur additional costs to solicit votes. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION

804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 19, 2019: Copies of this Proxy Statement and our 2019 Annual Report to Stockholders are available at http://ir.intest.com/annual-meeting-materials.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation (“inTEST”, “Company”, “we”, “us” or “our”) on or about May 15, 2019, in connection with the solicitation of proxies on behalf of the Board of Directors of inTEST (“Board of Directors” or “Board”) for use at our 2019 Annual Meeting of Stockholders (“Annual Meeting”), to be held on Wednesday, June 19, 2019, at 11:00 A.M. Eastern Daylight Time, in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

The following questions and answers present important information pertaining to the meeting:

Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on April 30, 2019 may vote at the meeting.

Q:	How many shares can vote?
A:

There were 10,565,683 shares issued and outstanding as of the close of business on April 26, 2019. Each stockholder entitled to vote at the meeting may cast one vote for each share owned by him, her or it which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?
A:	You may vote on the following matters:

● the election of the five directors who have been nominated to serve on our Board of Directors;

● the approval of amendments to the Amended and Restated 2014 Stock Plan to increase the number of shares available under the Amended and Restated 2014 Stock Plan and make certain other changes;

● the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019;

● the approval, on an advisory basis, of the compensation of our named executive officers;

● the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

● any other business that may properly come before the meeting.

Q:	Will any other business be presented for action by stockholders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board of Directors recommend that I vote on each of the proposals?
A:	The Board recommends a vote "FOR" each of the director nominees, “FOR” each of Proposals 2 through 4, and “THREE” years for Proposal 5.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates or your shares are registered directly in your name with our transfer agent) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly (i.e. you are the registered stockholder): your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, as described below, or you can vote in person if you attend the meeting.

If you vote by paper, please do the following: (1) mark the boxes indicating how you wish to vote, (2) sign and date the enclosed proxy card, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" each of the director nominees, “FOR” each of Proposals 2 through 4, “THREE” years for Proposal 5, and, in their discretion, on any other matter that properly comes before the meeting.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the stockholder.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. If you fail to specify your voting instructions for the election of directors, for the amendments to the Amended and Restated 2014 Stock Plan, or for either of the advisory votes in Proposals 4 and 5, your broker cannot direct the voting of your shares. Therefore, please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your inTEST shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What if I want to change my vote or revoke my proxy?
A:

If you are a registered stockholder, you may change your vote or revoke your proxy at any time before the meeting by (i) notifying our corporate Secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy, (ii) voting in person at the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 960-2642 to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, paper or in person. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:

The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present in order to convene the meeting. Both abstentions and broker non-votes (described below) are counted as present for determining the presence of quorum.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	What vote is required to approve the amendments to the Amended and Restated 2014 Stock Plan?
A:

To approve amendments to the Amended and Restated 2014 Stock Plan to increase the number of shares available under the Amended and Restated 2014 Stock Plan and make certain other changes, a majority of votes cast must be voted in favor of the proposal.

Q:	How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?
A:

To ratify the selection of the independent registered public accounting firm, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the ratification.

Q:	What vote is required to approve, on an advisory basis, the compensation of our named executive officers?
A:

To approve the compensation of our named executive officers, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the proposal. The results of this stockholder vote are non-binding.

Q:	What vote is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?
A:

The frequency of future advisory votes on the compensation of our named executive officers receiving majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting will be the approved frequency. If none of the frequency options receive the vote of the majority of the shares of stock that are present in person or represented by proxy at the meeting and entitled to vote on the proposal, the frequency option that receives the highest number of votes cast will be considered to be the frequency selected by stockholders. The results of this stockholder vote are non-binding.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the election of directors, the amendments to the Amended and Restated 2014 Stock Plan, the advisory votes on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation in order for your shares to be counted for such votes. Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares for the election of directors, the amendments to the Amended and Restated 2014 Stock Plan and on the advisory votes on executive compensation and the frequency of future advisory votes on executive compensation if the stockholder has not specifically instructed the broker how to vote. Consequently, brokers may vote only for the election of directors, the amendments to the Amended and Restated 2014 Stock Plan, and on the advisory matters, as specifically instructed by their clients.  If a stockholder fails to provide voting instructions to the broker on a matter that the broker does not have discretion to vote, this is referred to as a "broker non-vote".  Broker non-votes will have no effect on the outcome of the election of directors, the amendments to the Amended and Restated 2014 Stock Plan, or the advisory votes on executive compensation and the frequency of future advisory votes on executive compensation.

Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the selection of our independent registered public accounting firm if no instructions are provided.

Q:	What is the effect if I withhold or abstain my vote?
A:

Withheld votes will have no effect on the outcome of the election of directors. An abstention will have the effect of a "no" vote with respect to the ratification of the selection of our independent registered public accounting firm and the advisory vote on executive compensation and the frequency of future advisory votes on executive compensation. Pursuant to the NYSE American, abstentions will be treated as votes cast with respect to the approval of amendments to the Amended and Restated 2014 Stock Plan and accordingly will have the effect of a “no” vote with respect to this proposal.

Q:	Do the directors and officers of inTEST have an interest in the outcome of the matters to be voted on?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as directors as described later in this proxy statement under the heading "Director Compensation" and our officers and directors have received, and may continue to receive, awards under the Amended and Restated 2014 Stock Plan.

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of April 26, 2019, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 26, 2019) of approximately 4.9% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the five nominees for director set forth in this proxy statement, in favor of the amendments to the Amended and Restated 2014 Stock Plan, in favor of the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019, in favor of the advisory vote on the compensation of our named executive officers and for future advisory votes on the compensation of our named executive officers to be held every three years.

Q:	Who will count the votes?
A:	Our transfer agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 26, 2019 (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined later in this proxy statement under the heading "Executive Compensation");
●	each of our current directors and director nominees;
●	all directors and executive officers as a group; and
●	each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 10,565,683 shares of common stock outstanding as of April 26, 2019.

We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by any person or group or persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group or persons that are currently exercisable, or will become exercisable by June 25, 2019, are deemed to be beneficially owned by such person and outstanding for the calculation of such person's percentage ownership and for the percentage beneficially owned by all directors and executive officers as a group. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class (Approx.)
Directors, Director Nominee and Named Executive Officers:
Robert E. Matthiessen (3)	102,481	1.0%
Steven J. Abrams, Esq. (4)	42,000	*
Jeffrey A. Beck	-	-
Joseph W. Dews IV (5)	42,000	*
William Kraut (6)	40,200	*
James Pelrin (7)	168,683	1.6%
Hugh T. Regan, Jr. (8)	125,500	1.2%
All directors and executive officers as a group (6 individuals) (9)	520,864	4.9%

Principal Stockholders:
Thomas A. Satterfield, Jr. (10)	862,868	8.2%
Renaissance Technologies LLC (11)	836,994	7.9%
Dimensional Fund Advisors LP(12)	636,681	6.0%
BlackRock, Inc. (13)	566,717	5.4%

* Denotes less than one percent of class.

(1)

Includes unvested shares of restricted stock ("Restricted Shares"). Until such shares are vested, the beneficial owner does not have investment power over the Restricted Shares. Notwithstanding the future vesting of such power, the beneficial owner presently has sole voting power over the unvested Restricted Shares. The grants of Restricted Shares (other than the Restricted Shares granted to non-employee directors on March 11, 2019 (the "2019 Director Shares")) provided for vesting in increments of 25% on each of the first four anniversaries of the grant date, subject to certain conditions, including, but not limited to, the continued employment by, or service to inTEST of the respective beneficial owner through each such vesting date, with full vesting upon death, disability or change of control. The 2019 Director Shares provided for 25% vesting on each of the following dates: March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 subject to certain conditions, including, but not limited to, the continued service to inTEST of the respective beneficial owner through each such vesting date.

(2)	Includes shares that may be acquired within sixty days after April 26, 2019 ("Option Shares") through the exercise of stock options.

(3)

Includes 6,750 Restricted Shares, all of which are 2019 Director Shares. Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse. Mr. Matthiessen is not standing for reelection at the Annual Meeting.

(4)	Includes 6,750 Restricted Shares, all of which are 2019 Director Shares.

(5)	Includes 6,750 Restricted Shares, all of which are 2019 Director Shares.

(6)	Includes 6,750 Restricted Shares, all of which are 2019 Director Shares.

(7)	Includes 54,700 Restricted Shares, 37,625 Option Shares and, as reported by the third-party Trustee of our 401(k) Plan as of March 31, 2019, 15,910 shares in the 401(k) Plan.

(8)	Includes 27,925 Restricted Shares and 26.100 Option Shares.

(9)	Includes 109,625 Restricted Shares and 63,725 Option Shares.

(10)

According to a Schedule 13G/A filed with the SEC on February 13, 2019, as of December 31, 2018, Thomas A. Satterfield, Jr. reported beneficial ownership of 862,868 shares of inTEST common stock. Of the total shares reported as beneficially owned in the Schedule 13G/A, 29,872 shares are held jointly by Mr. Satterfield and his spouse; 87,996 shares are held by Tomsat Investment & Trading Co., Inc., a corporation wholly-owned by Mr. Satterfield and of which he serves as President; 320,000 shares are held by Caldwell Mill Opportunity Fund, which is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. Additionally, Mr. Satterfield has limited powers of attorney for voting and disposition with respect to 320,000 shares held by A.G. Family L.P; 35,000 shares held by Jeanette Satterfield Kaiser; 20,000 shares held by Richard W. Kaiser; and 10,000 shares held by David A. Satterfield. These individuals and entities have the right to receive or the power to direct the receipt of the proceeds from the sale of their respective shares. Of the total shares reported as beneficially owned in the Schedule 13G/A, Thomas A. Satterfield, Jr. reported having the sole voting power over 40,000 shares, the shared voting power over 822,868 shares, the sole dispositive power over 40,000 shares and the shared dispositive power over 822,868 shares. The principal address for Thomas A. Satterfield, Jr. is 2609 Caldwell Mill Lane, Birmingham, Alabama 35243.

(11)

According to a Schedule 13G/A filed with the SEC on February 13, 2019, as of December 31, 2018, Renaissance Technologies LLC ("RTC"), a Delaware limited liability company and Renaissance Technologies Holdings Corporation ("RTHC"), a Delaware corporation and the majority owner of RTC, reported they were the beneficial owners of 836,994 shares of inTEST common stock. Of the total shares reported as beneficially owned in the Schedule 13G/A, RTC and RTHC reported having the sole voting power over 695,794 shares, the sole dispositive power over 773,791 shares and the shared dispositive power over 63,203 shares. The principal business office of RTC and RTHC is 800 Third Avenue, New York, NY 10022.

(12)

According to a Schedule 13G filed with the SEC on February 8, 2019, as of December 31, 2018, Dimensional Fund Advisors LP (“DFA”), a Delaware limited partnership, reported they were the beneficial owners of 636,681 shares of inTEST common stock. Of the total shares reported as beneficially owned in the Schedule 13G, DFA reported having the sole voting power over 604,570 shares and the sole dispositive power over all 636,681 shares. The principal business office of DFA is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(13)

According to a Schedule 13G filed with the SEC on February 8, 2019, as of December 31, 2018, BlackRock, Inc., a Delaware corporation, reported that it was the beneficial owner of 566,717 shares of inTEST common stock acquired by three of its subsidiaries: BlackRock Fund Advisors, BlackRock Investment Management, LLC and BlackRock Institutional Trust Company is identified in Exhibit A to the Schedule 13G as beneficially owning 5% or greater of the outstanding shares of inTEST common stock. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. reports sole voting power and sole dispositive power over all of the shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of not less than five directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The number of directors that presently constitute the entire Board is five.

Listed below are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

Recommendation of the Board

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named below.

Nominees for Election

The names of the persons nominated for election are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position
Steven J. Abrams, Esq.	51	Director
Jeffrey A. Beck	55	Director Nominee
Joseph W. Dews IV	52	Director
William Kraut	74	Director
James Pelrin	67	President, Chief Executive Officer and Director

Biographical and Other Information Regarding inTEST's Director Nominees

Biographical information regarding the business experience of each of our nominees and the primary aspects of each of our nominees' experience, qualifications, attributes or skills that led to the conclusion that each of our nominees should serve on our Board of Directors is set forth below.

Steven J. Abrams, Esq. was elected to serve as a director on January 8, 2013. In April 2016, Mr. Abrams joined Hogan Lovells US LLP as a partner. Prior to this, Mr. Abrams was a partner at Pepper Hamilton LLP for over 20 years where he was co-chair of the Corporate Securities and Life Sciences practice groups and a member of the Executive Committee. Mr. Abrams concentrates his legal practice on securities and merger and acquisition transactions. Mr. Abrams also counsels clients on governance, disclosure and transactional matters. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Abrams' over 20 years of experience as a corporate and securities attorney providing counsel to corporations and other business entities regarding governance, disclosure and transactional matters allows Mr. Abrams to make a valuable contribution as one of our directors.

Jeffrey A. Beck is a nominee for director at the Annual Meeting. Since May 2018, Mr. Beck has been an operating advisor with Artemis Capital Partners, a lower middle market private equity firm specializing in industrial technology sectors. From October 2015 to April 2018, he was President and Chief Executive Officer of Astrodyne TDI Corporation, a private equity-owned manufacturer of high performance power supplies and systems utilized in semiconductor, aerospace, and medical markets. From March 2014 to October 2015, he was Chief Executive Officer of Presstek LLC, a manufacturer of digital offset presses, waterless printing plates, CTP hardware, and various plates for commercial applications. Mr. Beck also served as Chief Operating Officer of iRobot Corporation from March 2009 to December 2013. In addition, Mr. Beck was Senior Vice President/General Manager at AMETEK, Inc. from March 2004 to March 2009. Since March 2017, Mr. Beck has served on the board of directors, including the audit committee and compensation committee, of Soft Robotics, Inc., a venture capital-funded business focused on factory automation segments. He previously served on the board of directors, including the audit committee and nominating and governance committee, of SunEdison Semiconductor Limited, a leading manufacturer of semiconductor wafers. The Board believes that Mr. Beck’s extensive experience building and leading industrial technology and automation businesses allows him to make valuable contributions as one of our directors. Moreover, his prior public company board experience, which includes serving on the audit as well as nominating and governance committees, adds valuable perspective to critical board discussions, decisions and governance topics.

Joseph W. Dews IV was elected to serve as a director on April 10, 2014.  Mr. Dews has been a partner at AGC Partners, an advisory-only technology investment bank since July 2012. Prior to that, Mr. Dews held various positions, including Managing Director and partner, at ThinkEquity LLC from May 2007 to July 2012, and held various positions, including Managing Director and principal, at Needham & Company from February 2001 to May 2007, both technology investment banks. Mr. Dews has acted as a strategic and financial advisor to numerous public and private technology companies in the U.S. and internationally, including assessing corporate strategies and evaluating options for fund raising, share repurchases and acquisitions of businesses. In addition to his experience as an investment banker, Mr. Dews has a technical background including a Bachelor of Science in Applied & Engineering Physics from Cornell University and approximately two years of experience in the semiconductor industry working as a Field Applications Engineer for Cirrus Logic KK. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Dews' over 20 years of experience as an investment banker and his familiarity with semiconductor and industrial technology businesses uniquely positions him to contribute strategic insight, acquisition knowledge, and other valuable contributions as one of our directors.

William Kraut was elected to serve as a director on January 8, 2013. Mr. Kraut was an audit partner with EisnerAmper LLP until he retired in August 2011. From December 1980 until July 2010, he was partner in charge of the audit practice, for both public and non-public companies, as well as partner in charge of quality control functions within the firm of Amper, Politziner & Mattia LLP until it combined with Eisner LLP to form EisnerAmper LLP in July 2010. From December 2011 through December 2017, Mr. Kraut was a partner of Newport Board Group LLC which provides strategic advisory and risk management consulting services to companies in various industries. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Kraut's accounting experience as a certified public accountant at a national accounting firm, including 30 years as an audit partner, gives him insight into corporate finance trends and practices and in-depth understanding and familiarity with generally accepted accounting principles and internal control procedures. In 2014, Mr. Kraut was designated a Board Governance Fellow by the National Association of Corporate Directors (the "NACD"). In February 2017, Mr. Kraut became cybersecurity certified by the NACD and Carnegie Mellon University. These attributes, skills, experiences and qualifications allows Mr. Kraut to make a valuable contribution as one of our directors and as the Chairman of our Audit Committee.

James Pelrin was elected as President and Chief Executive Officer of the Company effective January 1, 2018 and as a director in May 2017. He served as our Chief Operating Officer from May 2017 and as our Executive Vice President from November 2015, in each case until December 2017. Prior to that, Mr. Pelrin served as Vice President from August 2006 until November 2017 and as General Manager - Thermal Products Segment from November 2004 until May 2017. In addition, Mr. Pelrin has served as President of our subsidiary, Temptronic Corporation, since December 2008. Prior to that, Mr. Pelrin served as the General Manager of Temptronic Corporation since joining us in October 2001. From July 1999 to June 2001, Mr. Pelrin served as Vice President and General Manager of Accusonic Technologies, Inc., a privately held company that designs and manufactures hydro-acoustic measurement systems. In addition to his 16 years working for inTEST in the automated test equipment and thermal solutions industries, Mr. Pelrin held senior management positions in a variety of high tech electronic industries around the globe including the U.K., Canada and Mexico. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Pelrin’s education and experience in international business management throughout his 40 year career, breadth of knowledge of inTEST’s products, operations and markets, and his in depth knowledge of a variety of technically sophisticated industries will enable him to help guide and execute corporate strategies and make valuable contributions as one of our directors.

Director Independence

Our Board of Directors has determined that each of the current directors and our new director nominee, Jeffrey A. Beck, meets the independence requirements of the NYSE American Listing Rules (the "NYSE American Rules"), with the exception of Mr. Matthiessen and Mr. Pelrin, our former and our current President and Chief Executive Officer, respectively. In making the foregoing determination, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of such persons.

Board Leadership Structure

As stated in the Company’s Guidelines on Significant Corporate Governance Issues, which can be found on the Company’s website at www.intest.com, the Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman of the Board and President and Chief Executive Officer based upon the circumstances. As of the date of this proxy statement, the offices of Chairman and President and Chief Executive Officer are held by two separate individuals. Robert E. Matthiessen, former President and Chief Executive Officer of the Company, serves as the Chairman of the Board, and James Pelrin serves as the President and Chief Executive Officer of the Company. We believe this is the most appropriate structure at this time as it allows our Chairman to lead the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies while the President and Chief Executive Officer has primary focus on establishing and implementing the Company’s strategic plan and on day-to-day operations. Mr. Matthiessen is not standing for reelection at the Annual Meeting. As a result, certain changes will be made as set forth under “Changes to Board Structure and Committee Compositions Following the Annual Meeting” regarding the position of Chairman of the Board after the Annual Meeting based on the election of directors by the stockholders at the Annual Meeting. The separation of the Chairman and the President and Chief Executive Officer will remain as described in this proxy statement.

Because the current Chairman is the former President and Chief Executive Officer, the Board designated an independent director as the Lead Independent Director. Our Lead Independent Director is William Kraut. As Lead Independent Director, he is responsible for calling and chairing meetings of the independent directors, acting as a liaison between the independent directors and the Chairman of the Board and performing various other duties. The general responsibilities of the Lead Independent Director are set forth in a written charter adopted by the Board and posted on our website: www.intest.com. As described below under “Changes to Board Structure and Committee Compositions Following the Annual Meeting,” if the director nominees are approved by the stockholders, a lead independent director will no longer be necessary following the Annual Meeting.

Risk Oversight

Management is responsible for the day-to-day management of risks that we face, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. Management attends regular Board and Committee meetings and discusses with the Board or Committees the various risks confronting inTEST, including the operational, legal, market and competitive risks that we face. In addition, the Audit Committee regularly considers major financial risk exposures and the steps management has taken to monitor and control such risks. The Audit Committee also provides oversight of the Cyber Security Committee, which is composed of the Chair of the Audit Committee and senior members of management and which monitors cyber security risks. The Compensation Committee provides oversight of risks related to our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risks associated with our corporate governance practices and the independence of directors.

Transactions with Related Persons

We have not entered into any transactions with a related person since January 1, 2017, nor are we otherwise a participant in a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest. For purposes of this paragraph, a related person includes any executive officer, director or nominee for director, any greater than 5% beneficial owner of our common stock, and any immediate family or household member of any of the foregoing.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Currently, our Board of Directors has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. In early 2018, the Executive Committee was eliminated. Copies of the charters of each of the current committees are posted on our website: www.intest.com.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial management and controls. The Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2018, the members of the Committee were William Kraut (Chairman), Steven J. Abrams, and Joseph W. Dews IV. The Board of Directors has determined that Mr. Kraut meets the criteria of an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K. The Board of Directors has also determined that each of the members of the Committee is independent within the meaning of the NYSE American Rules. The Committee held ten meetings during 2018.

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and approve the compensation and benefit programs of our executive officers, to administer our equity based compensation plans, and to review and recommend to the Board of Directors changes to our director compensation. During 2018, the members of the Committee were Joseph W. Dews IV (Chairman), Steven J. Abrams, and William Kraut. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NYSE American Rules, including the stricter requirements of Section 803 of the NYSE American Company Guide, which are not applicable to smaller reporting companies, but which we have adopted as the standard of independence for this Committee. The Committee held five meetings during 2018.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to select the director nominees to be presented for election at future annual meetings of stockholders and to review and assess our corporate governance procedures. During 2018, the members of the Committee were Steven J. Abrams (Chairman), William Kraut, and Joseph W. Dews IV. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NYSE American Rules. See "Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Committee held one meeting during 2018.

Meetings

During the year ended December 31, 2018, the Board of Directors held a total of nine meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meeting of stockholders, and may do so in person or by phone. All of our directors attended the 2018 Annual Meeting of Stockholders held on June 27, 2018.

Director Stock Ownership Guidelines

On January 14, 2019, the Board approved stock ownership guidelines (the “Ownership Guidelines”) for non-employee directors. The ownership target under the Ownership Guidelines for each non-employee director is five times the annual cash retainer for non-employee directors. Non-employee directors have five years to achieve the ownership target from the later of the date on which the Ownership Guidelines were approved or a director joined the Board. Sales of the Company’s stock by non-employee directors are allowed only after each director reaches his ownership target. Such sales of the Company’s stock are allowed, however, prior to the achievement of the ownership target for the purpose of covering taxes due on vesting restricted stock awards and pursuant to any existing trading plans.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board of Directors, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder Board Communication" or "Stockholder Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board of Directors.

Compensation Procedures

During 2018, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. Under Delaware state law, the Compensation Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Compensation Committee. No such delegation of authority to a subcommittee has occurred. All decisions regarding the compensation of our executive officers are approved by the Compensation Committee.

As a general matter, changes to director compensation are periodically considered by the Compensation Committee and recommended to the Board of Directors for approval. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office.

In 2017, the Compensation Committee directly retained Radford as its independent compensation consultant to advise it regarding current best practices for executive and director compensation arrangements and to review and make recommendations regarding the amount, type and structure of compensation to be paid to the Company's executive officers and directors in 2018. At the direction of the Compensation Committee, Radford compared the levels of compensation of the executive officers and directors to market based data available in the Radford Global Technology Survey for similarly-sized companies and provided the Compensation Committee with peer group data regarding compensation arrangements, plans, and amounts.

The Compensation Committee determined that Radford does not provide any material services to management or the Company, and that Radford does not have any business or personal relationship with any member of the Compensation Committee or management or otherwise have any conflict of interest in performing its services for the Compensation Committee.

Nominating Procedures

Generally, in order to identify and evaluate director nominees, our Nominating and Corporate Governance Committee (which is comprised solely of independent directors) assesses the qualifications, expertise, performance and willingness to serve of each current director or candidate. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Nominating and Corporate Governance Committee and the Board. The candidates will be prioritized and a determination made as to whether a member of the Nominating and Corporate Governance Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by the Company or the search firm. The Chairman and one or more members of the Nominating and Corporate Governance Committee or the Board will interview any prospective candidates. Evaluations and recommendations of the interviewers will be shared with all members of the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to determine which candidate (or candidates) to select. The Nominating and Corporate Governance Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Each of the incumbent nominees for director included in this proxy statement was recommended for re-election by the Nominating and Corporate Governance Committee. Mr. Beck, a first-time nominee, was initially identified by a search firm, and was then evaluated and considered by the Nominating and Corporate Governance Committee, which subsequently unanimously recommended him for election. The full Board of Directors, including the President and Chief Executive Officer, unanimously approved all of the nominees for election by the stockholders of the Company, as recommended by the Nominating and Corporate Governance Committee.

Stockholder recommendations with regard to director candidates may be submitted in writing to the Secretary of inTEST for consideration by the Nominating and Corporate Governance Committee. Each such recommendation should include the following information: (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), (vi) the number of shares of common stock owned by the proposing stockholder(s), and (vii) such other information as the stockholder making such recommendation believes would be relevant to the consideration of such candidate.

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws. While we do not have a policy related to Board diversity, the Nominating and Corporate Governance Committee seeks nominees whose qualifications provide a diversity of relevant experience and skill sets that synergistically combine to provide a strong management advisory and oversight capability.

Stockholders who wish to make nominations to be considered at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in our Bylaws. See "Information Regarding Deadlines and Procedures for Submission of Stockholder Proposals and Nominations of Directors" for additional information regarding the deadlines and notice procedures.

Changes to Board Structure and Committee Compositions Following the Annual Meeting

In light of the fact that Mr. Matthiessen, our current Chairman, is not standing for reelection at the Annual Meeting, subject to and upon the election of each director nominee to the Board at the Annual Meeting, the following changes will be made to the current board structure and committee compositions:

●	Mr. Dews, an independent director, will serve as Chairman of the Board.
●	The membership of the committees of the Board will be as follows:

Audit Committee William Kraut (Chair) Steven J. Abrams, Esq. Jeffrey Beck	Compensation Committee Joseph W. Dews IV (Chair) Steven J. Abrams, Esq. Jeffrey Beck

Nominating and Corporate Governance Committee Steven J. Abrams, Esq. (Chair) Joseph W. Dews IV William Kraut

●	The position of Lead Independent Director will be eliminated in light of the designation of an independent Chairman of the Board.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed our audited consolidated financial statements for the year ended December 31, 2018 and met with both management and RSM US LLP ("RSM"), our independent registered public accounting firm, to discuss those financial statements. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as RSM's report included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements and financial statement schedule. The Audit Committee has discussed with RSM the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB regarding RSM's communications with the Audit Committee concerning independence, and has discussed with RSM their independence.

Based on these reviews and discussions with management and RSM, the Audit Committee recommended to our Board of Directors (and the Board approved) that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee:

William Kraut, Chairman

Steven J. Abrams, Esq.

Joseph W. Dews IV

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages are as follows:

Name	Age	Position
James Pelrin	67	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	59	Secretary, Treasurer and Chief Financial Officer

Biographical and Other Information Regarding inTEST's Executive Officers

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve at the will of the Board of Directors.

James Pelrin. See "Biographical and Other Information Regarding inTEST's Director Nominees" above.

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and has served as Secretary since December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

EXECUTIVE COMPENSATION

Executive Summary

Since 2016, the Compensation Committee has retained an independent compensation consultant, Radford, to review our executive compensation structure and recommend changes to the structure and manner of compensating our executive officers. In March 2018, as a result of the Compensation Committee's analysis of the information provided by, and the recommendations of, the compensation consultant in 2017, the Compensation Committee adopted a compensation program for 2018 for our executive officers that aligns executive officer compensation with competitive market practices and specific objectives of the Company in addition to aligning our executive officers' long-term interests with those of our stockholders by targeting pay for performance. Based on the recommendations of the compensation consultant and discussions among the Compensation Committee and management, the Company’s executive compensation program focused on the following for 2018:

●

Compensation levels were benchmarked to market survey data based on a group of public capital equipment, semiconductor, network equipment, computer and communications companies with a median headcount of 152, median revenues of $57 million and a median market capitalization of $102 million;

●	All elements of compensation - salary, bonus, total cash, long-term incentives and total direct compensation, were compared to the market;
●	An annual incentive plan was applied with competitive targets as summarized below; and
●	Long-term incentive guidelines were adopted for the executive officers as described below.

Overview of the Executive Compensation Program

The executive compensation program is designed to reflect the performance of the Company and align the executive officers' interests with those of our stockholders. To achieve these ends, the executive compensation program consists of three components: base salary, performance-based short-term incentives, and long-term incentives, as more fully described below. While there is no fixed formula, the Compensation Committee seeks an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and a mix of various forms of equity compensation. In addition, consistent with market practices, the Compensation Committee believes that executive officers who have greater and more direct impact and ability to influence the Company's overall performance should receive a significant proportion of equity-based compensation relative to their total compensation, thus seeking to align the executive officers' incentives and impact with the value they bring to Company-wide performance.

The components of our 2018 Executive Compensation Plan were as follows:

Base Salary

Individual base salaries were increased to within competitive, targeted ranges in 2018. Base salaries, which are established at hire, will be reviewed and adjusted periodically by the Compensation Committee based on a variety of factors which may include competitiveness, individual performance, tenure, overall Company performance, internal positioning and other factors.

Short-Term Incentives

Annual incentive percentages of base salary, Company and business unit performance targets, and strategic performance criteria were established for short-term incentive compensation. Cash incentives are intended to reward the achievement of annual Company financial goals as well as individual accomplishments and contributions. For 2018, Company goals were based on net revenue and earnings before income tax targets and attainment of certain strategic objectives of the Company.

Long-Term Incentives

Equity-based compensation serves to link the interests of the executives and our stockholders and focuses the executives on the long-term appreciation of the Company's stock. For 2018, equity-based compensation was awarded in the form of restricted stock and stock options.

Philosophy

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with the Company's performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

●	attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;
●	reward the achievement of our business goals and individual contributions toward achievement of those goals; and
●	provide compensation opportunities linked to the Company's performance and the interests of our stockholders.

Our pay philosophy is for the total cash compensation (base salary plus short-term incentive compensation) of our named executive officers to be targeted to the market median for similarly situated companies, with long-term (equity-based) incentive compensation to increase at a reasonable rate on an annual basis until it reaches the market median for similarly situated companies.

Underlying our executive compensation program is the philosophy that the interests of our stockholders are best served by a program that includes a significant variable component based on our performance. As a result, our executives have a significant portion of their compensation "at risk," either through the variability of the short-term incentive portion of the plan, or subject to the movement in the price of the Company's stock through the long-term incentive portion of the plan. Amounts paid under the plan are further subject to repayment or "claw back" as needed to comply with all applicable laws and regulations.

Accordingly, and as more fully described below, the Compensation Committee approved the following compensation arrangements for our executive officers for 2018, who we refer to as our “named executive officers”.

2018 Executive Compensation and Equity Awards

Name and Title	Annual Base Salary	Restricted Stock Awarded		Options Awarded
James Pelrin, President and CEO	$315,000	20,600	(1)	60,900	(1)(2)
Hugh T. Regan, Jr., Secretary, Treasurer and CFO	$255,000	10,900	(1)	32,200	(1)(2)

(1)	The shares of restricted stock and stock options will vest in equal increments over four years beginning on the first anniversary of the awards on March 12, 2019.
(2)	The exercise price is $8.45 which was the closing price of our common stock on the date of grant, March 12, 2018.

Description of the Short-Term Incentive Portion of the 2018 Executive Compensation Plan

The following is a summary of the short-term incentive portion of our 2018 Executive Compensation Plan:

●	Target incentive opportunity of 65% of base salary for the CEO and 55% of base salary for the CFO.
●

Performance bonus payment based upon satisfaction of the following weighted performance metrics: 60% on the achievement of net revenue and earnings before income tax targets in a performance matrix (financial performance), 15% on completion of an acquisition in 2018 (strategic performance), 15% on achievement of adjusted EBITDA of $4.45 million for Ambrell Corporation (“Ambrell”) in 2018, and 10% on achievement of SOX 404(b) compliance with no material weakness by December 31, 2018.

●	Minimum financial performance thresholds beginning at 80% for both the net revenue target and earnings before income tax targets.
●	At minimum financial performance, a named executive officer could earn 0% of his target incentive opportunity for financial performance if none of the performance metrics are satisfied.
●	Maximum financial performance limits at 120% for both the net revenue and earnings before income tax targets.
●	At maximum financial performance, a named executive officer could earn 150% of his target incentive opportunity for financial performance.

●	The strategic performance goal was the consummation of an acquisition of a company or assets of a company in 2018 which generated minimum trailing twelve months revenues of $5,000,000.
●	Each of the named executive officers shared the same financial and strategic performance goals.

The following matrix shows the payout opportunity for the financial performance portion of the short-term incentive program.

		Net Revenue v. Target
		<80%	80%	90%	100%	110%	120%
Earnings Before Income Taxes v. Target	<80%	0%	0%	0%	0%	0%	0%
	80%	0%	50%	63%	75%	88%	100%
	90%	0%	63%	75%	88%	100%	113%
	100%	0%	75%	88%	100%	113%	125%
	110%	0%	88%	100%	113%	125%	138%
	120%	0%	100%	113%	125%	138%	150%

For 2018, the net revenue target was $73.7 million and the actual net revenues were $78.6 million and the earnings before income taxes target was $9.1 million and the actual earnings before income taxes were $5.0 million. The actual earnings before income taxes for 2018 were adjusted for acquisition-related expenses relating to our ongoing acquisition-related activities in 2018 as well as adjustments to the earnout payable related to the acquisition of Ambrell in May 2017. Adjusted actual earnings before income tax is a non-GAAP performance measure presented to provide investors with meaningful supplemental information in order to provide them with an understanding of the basis for the computation of the bonus amounts determined for the financial performance goal of the short-term incentive program.

In the case of adjusted actual earnings before income tax, we adjusted our 2018 actual earnings before income tax to eliminate the impact of 2018 acquisition-related expenses and adjustments to the earnout payable that will be paid related to the Ambrell acquisition so that our Compensation Committee could compare the 2018 target earnings before income tax with 2018 actual earnings before income tax computed on a consistent basis. The adjustments to the 2018 actual earnings before income tax were made because the 2018 target earnings before income tax did not include any projected acquisition-related expenses nor any estimate of the adjustment to the earnout payable related to the Ambrell acquisition.

The adjusted actual earnings before income tax is provided as a complement to actual net earnings before income tax provided in accordance with GAAP and is used by the Compensation Committee to make compensation decisions with respect to the short-term incentive program. A summary of the results of the financial performance goals and a reconciliation of actual earnings before income tax to adjusted actual earnings before income tax, which is the most directly comparable GAAP measure, is contained in the table below. The amounts in the table below are in thousands with the exception of percentages:

2018 Target net revenues		$73,693
2018 Actual net revenues		78,563

Actual net revenues exceeding target		$4,870
Percentage of adjusted actual net revenues exceeding target		106.6%

2018 Target earnings before income tax		$9,061
2018 Actual earnings before income tax	$5,043
Add-back: Acquisition related expenses	170
Add back: Contingent consideration adjustment	6,901
2018 Adjusted actual earnings before income tax		12,114

Adjusted actual earnings before income tax exceeding target		$3,053
Percentage of adjusted actual earnings before income tax exceeding target		133.7%

Accordingly, the financial performance goal of the short-term incentive program, which was weighted at 60%, was achieved at 125%. The Ambrell EBITDA goal, which was weighted at 15%, was achieved at 100%. The SOX 404(b) compliance goal, which was weighted at 10%, was achieved at 100%. The completion of an acquisition in 2018, which was weighted at 15%, was not achieved.

As a result, payouts for 2018 were as follows:

Name	Target Bonus	Actual Payout	Actual as a % of Target
James Pelrin	$204,750	$204,750	100%
Hugh T. Regan, Jr.	$140,250	$140,250	100%

Description of Long-Term Incentive Portion of the 2018 Executive Compensation Plan

As part of the compensation consultant’s scope of work, the Compensation Committee sought the consultant’s advice and recommendations on the use of equity-based compensation for the executive officers. With such input from the consultant, the Compensation Committee determined that:

●	A regular program of long-term incentive awards would increase the linkage between the pay of the executive officers and the performance delivered to our stockholders;
●	Stock options would be effective as a tool to reward the executive officers for focusing on growing the value of the Company over the long term; and
●	Shares of restricted common stock would be effective as a tool to provide both retention and increase the immediate connection between the executives and the stockholders.

Charts and Additional Narrative Discussion

The following charts and discussions set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification (“ASC”) Topic 718 (Compensation – Stock Compensation), to the executive officers listed in the table below who were serving as such at December 31, 2018. These executive officers are referred to as our “named executive officers.”

Summary Compensation Table For the Fiscal Year Ended December 31, 2018
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(A)	Stock Options ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)		All Other Compensation ($)		Total ($)
James Pelrin(D)	2018	$315,000	$-		$174,070	$219,849	$204,750	(2)	$8,385	(3)	$922,054
President and Chief	2017	286,000	750	(1)	73,025	89,760	196,625	(2)	8,050	(3)	654,210
Executive Officer

Hugh T. Regan, Jr.	2018	$254,844	$-		$92,105	$116,242	$140,250	(2)	$17,500	(4)	$620,941
Secretary, Treasurer and	2017	246, 864	750	(1)	60,325	73,920	169,719	(2)	4,750	(4)	556,328
Chief Financial Officer

(A)

Restricted stock awards issued to our named executive officers vest 25% upon each of the next four anniversaries of the date of grant subject to certain conditions. The above amounts represent the fair market value of the restricted stock based on the closing price of our stock on the date of grant as computed in accordance with ASC Topic 718. On March 12, 2018, Mr. Pelrin was issued 20,600 shares of restricted stock and Mr. Regan was issued 10,900 shares of restricted stock. On March 15, 2017, Mr. Pelrin was issued 11,500 shares of restricted stock and Mr. Regan was issued 9,500 shares of restricted stock. For 2018 and 2017, the closing prices on the dates of grant were $8.45 and $6.35, respectively.

(B)

Stock option awards issued to our named executive officers vest 25% upon each of the next four anniversaries of the date of grant. On March 12, 2018, Mr. Pelrin was issued 60,900 options and Mr. Regan was issued 32,200 options. On March 15, 2017, Mr. Pelrin was issued 34,000 options and Mr. Regan was issued 28,000 options. The per share fair value of the stock options granted were estimated at the date of grant using the Black-Scholes option pricing model. Based on this method, for 2018 and 2017, the per share weighted average fair value was $3.61 and $2.64, respectively.

(C)

The material terms of the non-equity incentive plan awards, including a general description of the formula and criteria that was applied in determining the amounts paid, are described above under the heading “Description of Short-Term Incentive Portion of the 2018 Executive Compensation Plan”.

(D)	Mr. Pelrin was our Executive Vice President and Chief Operating Officer in 2017. Effective January 1, 2018, Mr. Pelrin became our President and Chief Executive Officer.

(1)	Represents an annual holiday bonus.

(2)	The amounts consist of the cash incentive portion of the Executive Compensation Plans of 2018 and 2017 paid in March 2019 and 2018, respectively.

(3)	Consists of $4,750 for matching contributions to Mr. Pelrin’s 401(k) plan account in both 2018 and 2017. Also consists of $3,635 and $3,300 for unused sick days in 2018 and 2017, respectively.

(4)	Consists of $4,750 for matching contributions to Mr. Regan’s 401(k) plan account in both 2018 and 2017. Also consists of $12,750 of vacation buyback offered to all employees in 2018.

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended December 31, 2018

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
James Pelrin	3,600	3,600	$4.37	1/21/2026	4,800	(2)	$29,424
	8,500	25,500	$6.35	3/14/2027	8,625	(3)	$52,871
	-	60,900	$8.45	3/11/2028	20,600	(4)	$126,278

Hugh T. Regan, Jr.	2,700	2,700	$4.37	1/21/2026	3.600	(2)	$22,068
	7,000	21,000	$6.35	3/14/2027	7,125	(3)	$43,676
	-	32,200	$8.45	3/11/2028	10,900	(4)	$66,817

(1)	Based on the closing share price on December 31, 2018 of $6.13.
(2)

Represents the unvested portion of restricted stock that was granted on January 22, 2016 under the 2007 Stock Plan and the Amended and Restated 2014 Stock Plan. These shares will vest in equal portions on January 22, 2019 and 2020.

(3)

Represents the unvested portion of restricted stock that was granted on March 15, 2017 under the Amended and Restated 2014 Stock Plan. These shares will vest in equal portions on March 15, 2019, 2020 and 2021.

(4)

Represents the unvested portion of restricted stock that was granted on March 12, 2018 under the Amended and Restated 2014 Stock Plan. These shares will vest in equal portions on March 12, 2019, 2020, 2021 and 2022.

Employment Agreements. We have not entered into any employment agreements with our named executive officers. However, as discussed in the “Potential Payments upon Termination Following a Change of Control” section below, we have entered into agreements with our named executive officers that provide for the payment of certain benefits in the event of termination of employment following a change in control.

Retirement Benefits. Our named executive officers are provided retirement benefits under the tax-qualified 401(k) plan provided to our other domestic employees. Messrs. Pelrin and Regan are subject to provisions that allow participants to make contributions from their own salary on a pre-tax basis and provide a discretionary employer matching contribution not to exceed $4,750 a year. The amount of employer contributions made to our 401(k) plans for our named executive officers for 2018 and 2017 are included in the column entitled “All Other Compensation” in the Summary Compensation Table. We do not provide any other retirement benefits to our named executive officers.

Potential Payments upon Termination Following a Change of Control. In 2018, we had Change-of-Control Agreements in place with Messrs. Pelrin and Regan. These Change-of-Control Agreements provide for the payment of certain benefits upon the executive officer’s separation from service by us without Cause or by the executive officer for Good Reason within two years following a Change of Control. These benefits consist of the continuation of the executive officer’s base salary and fringe benefits for the one year period following the separation of such executive officer’s service from the Company and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change-of-Control Agreements, a “Change of Control” occurs in the event of:

●	our dissolution or liquidation;
●	the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a “Related Person”);
●	our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;
●	any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or
●	our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change-of-Control Agreements, a termination for “Cause” means the executive’s termination by us because of an act of fraud upon inTEST, his willful refusal to perform the duties assigned to him by the Board or his conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term “Good Reason” under the Change-of-Control Agreements means a material adverse change in an executive’s status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change-of-Control Agreements are subject to the release of any claims that the named executive officers may have against us pursuant to the agreements as we may request. Fringe benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Also in the event of a Change of Control, all equity awards issued to our named executive officers become 100% vested. For purposes of equity awards under the inTEST Corporation 2007 Stock Plan and Amended and Restated 2014 Stock Plan, the definition of Change of Control is currently the same as defined above. However, subject to stockholder approval of Proposal 2 at the Annual Meeting, the definition of Change of Control and the acceleration terms relating to Change of Control under the Amended and Restated 2014 Stock Plan will be modified as indicated in Proposal 2.

DIRECTOR COMPENSATION

In 2018, non-employee directors received an annual retainer of $25,000, the Board Chairman received an additional annual retainer of $40,000 and the lead independent director received an additional annual retainer of $10,000. The Chair of each of the Committees of the Board are paid an additional annual fee as follows: the Chair of the Audit Committee received an additional annual fee of $20,000 and the Chairs of the Compensation Committee and Nominating and Corporate Governance Committee each received an additional annual fee of $10,000, respectively. The members of the Committees, other than the Chair, received additional annual fees of: $10,000 for members of the Audit Committee and $5,000 for members of each of the Compensation Committee and Nominating and Corporate Governance Committee, respectively. Also, in March 2018, based upon the evaluation and recommendation of our independent compensation consultant, the Compensation Committee recommended, and the Board of Directors approved, the award of 8,000 shares of restricted stock to each of the non-employee directors to further align their interests with those of our stockholders. Such shares vested 25% on each of the following dates: March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 subject to certain conditions, including, but not limited to, the continued service to inTEST of the respective beneficial owner through each such vesting date. In addition, the Company reimburses non-employee directors’ travel expenses and other costs associated with attending Board or committee meetings. The Company does not pay additional compensation to any executive officer for service as a director.

The following table sets forth the compensation earned by, or paid to, the members of our Board of Directors, who are not executive officers, for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(A)	All Other Compensation ($)	Total ($)
Robert E. Matthiessen	$65,000	(1)	$67,600	$--	$132,600
Steven J. Abrams, Esq.	$50,000	(2)	$67,600	$--	$117,600
Joseph W. Dews IV	$50,000	(3)	$67,600	$--	$117,600
William Kraut	$65,000	(4)	$67,600	$--	$132,600

(A)	These amounts represent the fair market value of the award of restricted stock based on the closing price of our common stock on the date of grant of $8.45 as computed in accordance with ASC Topic 718.

(1)	Consists of $25,000 annual retainer and $40,000 for service as Board Chairman. Mr. Matthiessen is not standing for reelection at the Annual Meeting.

(2)

Consists of $25,000 annual retainer, $10,000 for service as Chairman of the Nominating and Corporate Governance Committee, $10,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Compensation Committee.

(3)

Consists of $25,000 annual retainer, $10,000 for service as Chairman of the Compensation Committee, $10,000 for service as a member of the Audit Committee and $5,000 for service as a member of the Nominating and Corporate Governance Committee.

(4)

Consists of $25,000 annual retainer, $20,000 for service as Chairman of the Audit Committee, $10,000 for service as the lead independent director and $5,000 for service as a member on each of the Compensation Committee and Nominating and Corporate Governance Committee.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 2014 STOCK PLAN

Overview

The Board has approved and is submitting for stockholder approval certain amendments to the Amended and Restated inTEST Corporation 2014 Stock Plan (the “2014 Plan”) in the form of a Second Amended and Restated 2014 Stock Plan, which is attached to this proxy statement as Appendix A. The amendments include an increase by 1,000,000 shares to the number of authorized shares of common stock available for issuance. Accordingly, the amendment increases the number of shares of common stock that may be delivered pursuant to awards granted under the 2014 Plan from 1,000,000 to 2,000,000 shares. The 2014 Plan will also be amended to make other changes and updates that consist of (i) the elimination of discretionary vesting of awards, except in cases of death, disability, or upon a Change of Control as defined in the amended plan described below; (ii) the creation of a restriction that awards will continue to vest following retirement, subject to the employee signing a post-employment non-competition agreement, only if the sum of the retiring individual’s age plus years of service to the Company are equal to or greater than seventy-five; (iii) the limitation of vesting of an award upon a Change of Control only if stockholders approve such Change of Control, and such Change of Control is consummated, and either (a) the acquiring entity does not assume or substitute awards, (b) the recipient of an award is terminated within two years following the Change of Control, or (c) the recipient of an award resigns for Good Reason as defined in the amended plan; and (iv) the establishment of a provision that any dividends to be paid on unvested awards will accrue and vest when the award vests.

These amendments to the 2014 Plan were approved by our Board in April 19, 2019 and became effective on that date and will terminate unless approved by stockholders within twelve months of the date of the approval by the Board pursuant to the 2014 Plan.

Our 2014 Plan was initially adopted by our Board of Directors on March 4, 2014 and was approved by our stockholders on June 25, 2014. Last year, our Board approved, subject to stockholder approval which was obtained at our meeting in June 2018, an increase by 500,000 shares in the number of shares underlying the 2014 Plan. Following Board approval of the increase, the Company evaluated its compensation policies with respect to senior management. Upon recommendation of the Compensation Committee’s compensation consultant and following review and discussion, the Company determined that in order to align pay for performance not only for the executive officers but also for senior management, the Company required additional shares available for issuance under the 2014 Plan. The Board, the Compensation Committee and management believes that senior management’s long-term interests should be aligned with those of our stockholders. In accordance with this philosophy, the Company has determined that in order to create such incentive pay practices, additional shares will be necessary under the 2014 Plan.

Our Board of Directors believes that our continued growth and success depends, in large part, on our ability to retain, incent and attract existing and future directors, officers, key employees and consultants (“Recipients”) through grants of equity-based awards as described in the 2014 Plan and in the summary below. An increase in shares available under the 2014 Plan is necessary not only to retain current employees, but also to attract new talent as we grow as well as to meet the new pay for performance philosophy for senior management described above. We anticipate that the shares currently available under our 2014 Plan will be insufficient to meet our future needs, thus potentially impairing our ability to attract and retain key employees and consultants through the grant of stock-based awards. The 2014 Plan is designed to attract, motivate and retain Recipients and to further the growth and financial success of the Company by aligning the interests of such persons through ownership with the interests of our stockholders.

We have previously issued options and restricted stock awards pursuant to the 2014 Plan. As of April 26, 2019, we have issued options to purchase 389,950 shares of common stock and 148,875 shares of unvested restricted stock awards under the 2014 Plan and 360,325 shares available for future awards under the 2014 Plan. Additional shares may become available under the 2014 Plan to the extent that awards are forfeited. As of April 26, 2019, 10,565,683 shares of our common stock were issued and outstanding.

We have also previously issued restricted stock awards pursuant to the inTEST Corporation 2007 Stock Plan (“2007 Plan”). As of April 26, 2019, we have 7,600 shares of unvested restricted stock awards outstanding under the 2007 Plan. No further shares can be issued under the 2007 Plan as it expired in June 2017.

The remainder of this discussion, when referring to the 2014 Plan, refers to the amended and restated 2014 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2014 Plan prior to the amendment and restatement.

Summary of 2014 Plan

The following information provides a summary of the 2014 Plan. This summary is qualified in its entirety by the terms of the 2014 Plan, which is attached to this proxy statement as Appendix A.

The purpose of the 2014 Plan is to promote our overall business objectives by motivating the selected Recipients to achieve long-term growth of our equity, and by continuing our association with individuals who are instrumental in achieving this growth. The 2014 Plan provides incentives to Recipients to enter into or remain in our service or employ, and to devote themselves to our success, by granting to them an opportunity to acquire or increase interests in our common stock through receipt of four different kinds of equity-based "Awards": (i) options to acquire shares of our common stock, including both incentive stock options and non-qualified stock options ("Options"); (ii) awards of stock appreciation rights ("SARs"); (iii) awards of shares of our common stock ("Stock Awards"); and (iv) awards of restricted stock units ("RSUs").

The 2014 Plan consists of two parts: the “Non-Qualified Plan” and the “Key Employee Plan.” Our non-employee directors and consultants are eligible to receive Awards under the Non-Qualified Plan, and our officers and other key employees are eligible to receive Awards under the Key Employee Plan.

The Non-Qualified Plan and Key Employee Plan are administered by the Compensation Committee of our Board of Directors, which is referred to in this summary as the "Administrator." The Administrator has sole discretion to determine when and to whom Awards will be granted, the number of shares covered by each Award, the type of Award, and the terms, provisions and kind of consideration payable, if any, with respect to any Award, subject to the provisions of the 2014 Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Administrator may take into account the duties of the respective persons, their present and potential contribution to our success and such other factors as the Administrator may deem relevant. Awards which are made to all directors require the further approval of a majority of the Board of Directors, in addition to a majority of the independent directors.

Awards Under the 2014 Plan

Options

Options granted under the Key Employee Plan may be either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). All Options granted under the Non-Qualified Plan will be NSOs. The exercise price of any Option will be determined by the Administrator, but will not be less than 100% of the "Fair Market Value," as defined in the 2014 Plan on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to persons who, at the time the option is granted, own more than 10% of the outstanding voting power of our stock. The Administrator may provide in any option agreement that the payment of the exercise price may be made in cash, by delivery of shares of common stock held by the Recipient for more than one year and having a Fair Market Value equal to such option price, by a combination thereof, or by any other method the Administrator may approve.

Generally, Options granted under the 2014 Plan (unless otherwise determined by the Administrator at the time of grant), to the extent not earlier exercised, will expire on the earliest of (i) the last business day immediately preceding the tenth anniversary of the date of grant, (ii) one year following the Recipient's termination of his or her employment or service (unless such termination is for cause, as defined in the 2014 Plan, in which case any options held by such Recipient will terminate immediately upon a finding that the termination was for cause) or (iii) a date set by the Administrator upon a finding that a change in the financial accounting treatment for the Options has been adopted that may have a material adverse effect on us. In addition, in the event of a Change of Control, as defined in the 2014 Plan, the Administrator may take various actions with respect to outstanding options as it deems necessary or advisable, including accelerating the expiration date of any outstanding Option to a date not earlier than thirty (30) days from the date notice of such acceleration is given to the Recipient, terminating any Option to the extent not then vested, or accelerating the vesting of any Option provided the acquiring entity does not assume or substitute Awards granted under the 2014 Plan, the Optionee’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Plan, or the Optionee resigns for Good Reason, as defined in the 2014 Plan.

Stock Appreciation Rights

A SAR is an Award entitling the holder, upon exercise, to receive cash or shares of common stock, or a combination thereof, in an amount determined solely by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted in tandem with, or independently of, Options granted under the 2014 Plan. A SAR granted in tandem with an Option will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, provided that the SAR will generally terminate upon exercise of the related Option, and the Option will terminate and no longer be exercisable upon the exercise of the related SAR. The Administrator may accelerate vesting of a SAR granted independently of an Option upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Plan.

Restricted Stock and Restricted Stock Units

Stock Awards will consist of awards of restricted stock, which are shares of common stock that are subject to a risk of forfeiture or other restrictions that lapse upon the satisfaction of specified conditions. Subject to any restrictions applicable to the Stock Award, a Recipient holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. Restrictions may lapse, and restricted stock may not be subject to the risk of forfeiture upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Plan.

RSUs represent a right to receive shares of common stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. A Recipient holding an RSU does not own the underlying shares, and may not vote the shares represented by the RSU. Restrictions may lapse, and the Administrator may accelerate vesting of RSUs upon a Change of Control provided the acquiring entity does not assume or substitute Awards granted under the 2014 Plan, the Recipient’s employment is terminated within two years following the Change of Control other than for Cause, as defined in the 2014 Plan, or the Recipient resigns for Good Reason, as defined in the 2014 Plan.

Dividends

The Committee may grant dividends with respect to any Award subject to the terms and conditions the Committee establishes. To the extent an unvested Award qualifies for dividends, such dividends will accrue and be paid by the Company at the time the Award vests.

Amendment of Awards; No Repricing

The Administrator has the right to amend any outstanding Award, subject to the Recipient's consent, if such amendment would not be favorable to the Recipient, except that the consent of the Recipient will not be required for any amendment made in the event of a Change of Control. Notwithstanding the foregoing, however, the Administrator may not take any of the following actions without stockholder approval: (i) reduce the exercise price of an outstanding Award, (ii) exchange an Award that has an exercise price per share greater than the then-Fair Market Value, either for cash or shares, or (iii) cancel an Award in exchange for a replacement Award.

Adjustments

If this proposal is approved by our stockholders, up to 2,000,000 shares of common stock may be issued in the aggregate pursuant to Awards granted under the 2014 Plan including without limitation the Key Employee Plan. This number is subject to adjustment in the event of a stock dividend, stock split or similar increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of the common stock or other capital adjustment (but not an amendment of the Company's certificate of incorporation to authorize a greater number of shares of capital stock) effected without receipt of consideration by the Company.

Termination of Plan and Awards

No Award may be granted under the 2014 Plan on or after March 4, 2024, but Awards granted before that date may be exercised thereafter to the extent so provided in the Award. The Administrator may amend, suspend or terminate the 2014 Plan or any portion thereof at any time; provided, however, any amendment of the Key Employee Plan that would change the eligibility of employees or the class of employees eligible to receive an Award, or increase the maximum number of shares as to which Awards may be granted, will not be effective without stockholder approval, to the extent that approval is necessary for the 2014 Plan to satisfy the requirements of Section 422 of the Code, or of applicable securities laws or securities exchange listing requirements. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, then unissued shares covered by such Award will again be available for the grant of Awards under the 2014 Plan.

Federal Income Tax Consequences of Awards

The following is a summary of material U.S. federal income tax consequences relating to the 2014 Plan. This discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2014 Plan and does not address state, local or foreign tax consequences.

Stock Awards

The federal income tax treatment of a Recipient who is granted a Stock Award depends upon whether the restricted stock issued to the Recipient is considered for federal income tax purposes to be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

If the restricted stock issued to a Recipient is not subject to a substantial risk of forfeiture, then the Recipient will be required to recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the restricted stock as of the date the restricted stock was issued over the amount paid for the restricted stock.

In contrast, if the restricted stock issued to a Recipient is subject to a substantial risk of forfeiture, and the Recipient does not make a timely election under Section 83(b) of the Code, the Recipient will be subject to federal income tax at the time (or times) that the restricted stock becomes vested (i.e., as the substantial risk of forfeiture lapses) based on the excess of the fair market value of the restricted stock on the date of vesting over the amount paid for the restricted stock.

If the restricted stock is issued subject to a substantial risk of forfeiture, the Recipient may, within thirty days of such issuance, file an election with the Internal Revenue Service under Section 83(b) of the Code. If the Recipient files a timely election under Section 83(b) of the Code, the Recipient will be treated for federal income tax purposes in the same manner as if the restricted stock had not been subject to a substantial risk of forfeiture. Thus, the Recipient will recognize ordinary compensation income, in the year the restricted stock was issued, equal to the excess of the fair market value of the restricted stock on the date of issuance, determined without regard to the risk of forfeiture, over the amount paid for such restricted stock.

The Company generally will be allowed a deduction for federal income tax purposes at the same times and in the same amounts as the Recipient who is issued restricted stock recognizes ordinary compensation income.

Nonqualified Stock Options

Under the Code, the grant of a nonqualified stock option is generally not taxable to the Recipient. On exercise of a nonqualified stock option granted under the 2014 Plan, a Recipient will generally recognize ordinary income equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. Upon a Recipient’s exercise of a nonqualified stock option, the Company generally will be entitled to a deduction for U.S. federal income tax purposes at such time and in the same amount as the Recipient recognizes ordinary income.

Incentive Stock Options

Under the Code, a Recipient recognizes no taxable income at the time an ISO is granted, and no taxable income is generally recognized at the time an ISO is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased stock exceeds the exercise price will be included in the Recipient’s income for purposes of the alternative minimum tax. The Recipient will, however, recognize taxable income in the year in which the purchased stock is sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the Recipient has held the stock for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the Recipient will recognize long-term capital gain in an amount equal to the excess of (1) the amount realized upon the sale or other disposition of the purchased stock over (2) the exercise price paid for the stock. If there is a disqualifying disposition of the stock, then the excess of (1) the lesser of the fair market value of the stock on the exercise date or the sale date over (2) the exercise price paid for the stock will be taxable as ordinary income to the Recipient. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the Recipient.

If the Recipient makes a disqualifying disposition of the purchased stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such stock on the option exercise date or the sale date, if less, over (2) the exercise price paid for the stock. In no other instance will the Company be allowed a deduction with respect to the Recipient’s disposition of the purchased stock.

Restricted Stock Units

A Recipient normally will not realize taxable income upon the award of RSUs. A Recipient will be subject to tax on the earlier of the year in which the Recipient receives the underlying shares of common stock or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the Recipient will recognize income equal to the fair market value of the shares of the common stock received, or no longer subject to a substantial risk of forfeiture, and the Company generally will be entitled to a deduction in the same amount.

Stock Appreciation Rights

The Company may grant SARs separate from any other award or in tandem with options under the 2014 Plan. Generally, the Recipient of a SAR will not recognize any taxable income at the time the SAR is granted. When the SAR is exercised, the Recipient receives the appreciation inherent in the SARs in cash and such cash will be taxable as ordinary compensation income to the Recipient at the time that the cash is received. If the Recipient receives the appreciation inherent in the SARs in shares of stock, the Recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the Recipient for the stock. The Company generally will be entitled to a deduction for U.S. Federal income tax purposes in an amount equal to the amount recognized by the Recipient as ordinary income.

Performance-based Awards

A Recipient who has been granted a performance-based award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction for U.S. federal income tax purposes at that time. When an award is paid, whether in cash or shares of common stock, the Recipient generally will recognize ordinary income, and the Company generally will be entitled to a corresponding deduction.

Dividend Equivalents

A Recipient that receives a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the Recipient generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Eligibility

All or any portion of the available Awards under the 2014 Plan may be granted to our officers, directors, key employees and consultants. As of April 26, 2019, we had two executive officers (one of whom is also a director), approximately 207 employees who are not executive officers and four non-employee directors, who may receive Awards under the 2014 Plan. The number of consultants who may receive Awards under the 2014 Plan varies from time to time.

New Plan Benefits

No grants have been issued with respect to the additional 1,000,000 shares to be reserved for issuance based on this proposal. The number of shares that may be granted to Recipients under the 2014 Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. The following table provides information with respect to the number of shares granted under the 2014 Plan for the fiscal year ended December 31, 2018. Additional information about the number of shares granted to our Chief Executive Officer and Chief Financial Officer can be found herein under the heading “Outstanding Equity Awards at Fiscal Year End”.

	2018
Name and Title	Number of Shares Subject to Stock Options	$	Number of Shares Subject to Stock Awards	$

James Pelrin, President and Chief Executive Officer	60,900	$219,849	20,600	$174,070
Hugh T. Regan, Jr., Secretary, Treasurer and Chief Financial Officer	32,200	$116,242	10,900	$92,105

All Current Executive Officers as Group	93,100	$336,091	31,500	$266,175
All Current Non-Executive Directors as a Group	-	-	32,000	$270,400
All Current Non-Executive Officer Employee Group	96,700	$349,087	32,100	$251,565

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the amendments to the Amended and Restated 2014 Stock Plan to increase the maximum number of shares authorized for issuance thereunder to 2,000,000 shares and make additional changes as described in this Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of securities that may be issued pursuant to our equity compensation plans (including individual compensation arrangements) as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	264,400	$7.54	561,600
Equity compensation plans not approved by security holders	-	-	-
Total	264,400	$7.54	561,600

(1)	The securities that may be issued are shares of inTEST common stock, issuable upon exercise of outstanding stock options.
(2)	The securities that remain available for future issuance are issuable pursuant to the 2014 Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP was appointed as our independent registered public accounting firm ("IRPA Firm") on June 16, 2008. RSM US LLP audited our consolidated financial statements for the years ended December 31, 2018 and 2017. The Audit Committee of our Board of Directors has selected RSM US LLP as our IRPA Firm for the year ending December 31, 2019, subject to the determination of the 2019 audit fees. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace RSM US LLP as our IRPA Firm, and the selection of our IRPA Firm is not required to be submitted to a vote of the stockholders for ratification. The Audit Committee has elected to submit its appointment of RSM, US LLP for ratification by stockholders. Notwithstanding the outcome of the vote by the stockholders, the Audit Committee is not bound to retain the IRPA Firm or to replace the IRPA Firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the IRPA Firm to be in the best interests of inTEST. Representatives of RSM US LLP will attend the 2019 Annual Meeting of Stockholders, and will be available to respond to questions and if they desire, make a statement.

The following table sets forth the fees billed by RSM US LLP as described below:

	2018	2017
Fee Category:
Audit Fees	$372,000	$398,386
Audit-Related Fees	-	-
Tax Fees	151,500	148,899
All Other Fees	37,175	57,405

Total Fees	$560,675	$604,690

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2018 and 2017, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2018 and 2017 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services would include auditing procedures in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and auditing procedures in connection with the adoption of financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2018 and 2017 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2018 and 2017 for all products and services provided by the principal accountant, other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2018.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the ratification of the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are again providing our stockholders with the opportunity at the Annual Meeting to approve, on a non-binding advisory basis, the 2018 compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Overview of Executive Compensation Program, the Summary Compensation Table and the related tables, notes, and narrative. Currently this “say on pay” vote is conducted every three years.

As described in the Overview of Executive Compensation Program, our 2018 executive compensation program was designed to provide our executive officers with compensation that is commensurate with our performance and the performance of the individual officer, reflecting the cyclicality of our business and allocating compensation between fixed pay and variable performance-based pay, and aligning the long-term interests of our executive officers with the long-term interests of our stockholders. We urge stockholders to read the discussion in this proxy statement of Executive Compensation which describes our principles and practices in more detail, including the Summary Compensation table and other related tables and narratives, which provide detailed information on the compensation of our named executive officers.

While this proposal is an advisory vote that will be non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.

Recommendation of the Board

The Board of Directors recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 5: FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As described in Proposal 4 above, we are providing our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers. The federal law that requires such an advisory vote also requires that stockholders be asked to vote on the frequency of future advisory votes on the compensation of our named executive officers. Consequently, in accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether future "say on pay" votes, such as the one in Proposal 4 above, should occur every year, every two years, or every three years. This vote on the frequency of "say on pay" votes is advisory in nature and must be held at least once every six years. The Company last held this advisory vote in 2013.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The results will be reported in a Form 8-K following the annual meeting. While the results of this advisory vote are non-binding, the Board of Directors will review and consider the voting results. We will also disclose the decision of the Board of Directors as to the frequency of stockholder votes on the compensation of our named executive officers in light of the results of the advisory vote on this proposal.

Recommendation of the Board

The Board of Directors recommends that you vote for having the advisory vote to approve the compensation of our named executive officers every “THREE” years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2018, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

INFORMATION REGARDING DEADLINES AND PROCEDURES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

Under the proxy rules of the SEC, stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2020 must send their proposals to Hugh T. Regan, Jr., Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054, not later than January 1, 2020. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC relating to stockholder proposals (Proxy Rule 14a-8) in order to be considered for inclusion in our proxy statement relating to that meeting.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of inTEST at the address set forth above, not later than 90 days and not earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders, subject to certain exceptions. Accordingly, a notice of a stockholder proposal, submitted outside of Rule 14a-8 under the Securities and Exchange Act, or a stockholder nomination for the 2020 Annual Meeting of Stockholders will be untimely if received by inTEST's Secretary before February 20, 2020 or after March 21, 2020, unless the date of the 2020 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2019 Annual Meeting of Stockholders. If the date of the 2020 Annual Meeting is changed by more than 30 days from the anniversary of the 2019 Annual Meeting of Stockholders, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The Bylaws set forth various qualifications and disclosure requirements for such advance written notice of a nomination or proposal to be in proper form. A stockholder wishing to submit such a notice should review the provisions of our Bylaws (which were filed with the SEC on April 25, 2018 as Exhibit 3.1 to our Current Report on Form 8-K). In general, the disclosure requirements include information about the stockholder making the nomination or proposal, information regarding the nominee or proposal, and in the case of a nomination, a certification and consent from the nominee. If a stockholder fails to comply with the time of notice procedures set forth in our Bylaws, that stockholder will not be entitled to present the proposal or nomination at the meeting. If, however, notwithstanding the requirements of the Bylaws, a proposal is brought before the meeting, then under the SEC's proxy rules, the proxies inTEST solicits with respect to the 2020 Annual Meeting of Stockholders will confer discretionary voting authority on the persons so named as proxies with respect to such proposal.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2018), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors, /s/ Hugh T. Regan, Jr. Hugh T. Regan, Jr. Secretary

* * * * * * * * * * * * * * * * *

APPENDIX A

inTEST CORPORATION

SECOND AMENDED AND RESTATED

2014 STOCK PLAN

Article I

ESTABLISHMENT

1.1     Purpose

The inTEST Corporation Second Amended and Restated 2014 Stock Plan (the “Plan”) is hereby established by inTEST Corporation (the “Company”). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in the equity of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other key employees (“Key Employees”), consultants (“Consultants”) and members of the Board of Directors of the Company (the “Board of Directors”) or its Affiliates, as defined herein (“Directors”), to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company’s success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

“Awards” may consist of: (i) “Option(s),” or rights to acquire the Company’s Common Stock, par value $.01 per share (the “Common Stock”), including “ISOs” and “NQSOs” as hereinafter defined, (ii) awards of shares of Common Stock (“Stock Awards”), (iii) awards of stock appreciation rights (“Stock Appreciation Rights,” or “SARs”) or (iv) awards of restricted stock units (“Restricted Stock Units,” or “RSUs”).

1.2     Two-Part Plan

The Plan shall be divided into two sub-plans: the “Key Employee Plan,” which will govern benefits for Key Employees, as defined above, and the “Non-Qualified Plan,” which will govern benefits to Directors and Consultants. All provisions hereunder which refer to the “Plan” shall apply to each of the Key Employee Plan and the Non-Qualified Plan.

Article II

STOCK SUBJECT TO PLAN

2.1     Aggregate Maximum Number

The aggregate maximum number of shares of the Common Stock for which Awards may be granted under the Plan, including without limitation, the Key Employee Plan, is 2,000,000 shares (the “Plan Shares”), which number is subject to adjustment as provided in Section 9.6. Plan Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Award granted under the Plan expires, lapses or is terminated for any reason, or if, pursuant to the terms of a Stock Award, the shares so awarded are forfeited, then the Plan Shares allocable to the unexercised portion of such Awards, or the forfeited shares under a Stock Award, as the case may be, may again be the subject of an Award granted pursuant to the Plan.

2.2     Terms Applicable to All Awards

For any Award granted under the Plan, the Committee shall not accelerate vesting except upon death or disability, or upon a Change of Control, as it is defined in subsections 9.1(b) and 9.1(c). Any and all Awards granted to an individual who retires from active employment with the Company (a “Retiree”), shall continue to vest according to the terms of the Plan and the applicable Award agreement provided the Retiree’s age plus years of service to the Company are equal to or greater than seventy-five (75) years, and such individual has signed and agrees to be bound by the Company’s post-employment non-competition, non-solicitation, and non-disclosure agreement.

2.3     Dividends

The Committee may grant dividends with respect to any Award subject to the terms and conditions the Committee establishes. To the extent an unvested Award qualifies for dividends, such dividends will accrue and be paid by the Company at the time the Award vests.

Article III

TERM OF PLAN

3.1     Term of Plan

The Plan shall commence on the date of approval of the Plan by the Board of Directors of the Company (“Effective Date”), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). Any Awards granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Award Document (as defined below), shall not be exercisable until such approval is obtained. Any Stock Awards granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall not vest until after such approval is obtained. No Award may be granted under the Plan on or after March 4, 2024.

Article IV

ELIGIBILITY

4.1     Key Employee Plan

Except as herein provided, the persons who shall be eligible to participate in the Key Employee Plan and be granted Awards shall be those Key Employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee, as herein defined, may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person’s functions and responsibilities, the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The term “Affiliates” shall mean any entity in which the Company owns, directly or indirectly, 50 percent or more of the voting equity at the time of the granting of the Award.

4.2     Non-Qualified Plan

NQSOs (as defined herein), Stock Awards, SARS and RSUs may be granted to Directors and Consultants pursuant to the Non-Qualified Plan as herein provided.

Article V

STOCK OPTIONS

5.1     Key Employee Plan Options

Options granted under the Key Employee Plan may be either ISOs, as defined herein, or NQSOs. Each Option granted under the Key Employee Plan is intended to be an incentive stock option (“ISO”) within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 5.3(a) below, (ii) any Option is specifically designated at the time of grant of the Award (the “Grant Date”) as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an “NQSO”), (iii) any Option is granted to a person who is not an employee of the Company or any Affiliate on the Grant Date or (iv) as may be otherwise provided in any option agreement hereunder. Under the Key Employee Plan, Options may be granted to Key Employees at such times, in such amounts, and on such terms and conditions as determined by the Committee, in accordance with the terms of the Plan, and, in the case of Options granted to any executive officer of the Company, subject to the further approval and recommendation of a majority of the Independent Directors and the Board of Directors. “Independent Director” shall have the same meaning as given to that term in Section 803A and 805(c)(1) of the NYSE American Company Guide, as it may from time to time be amended or superseded by any successor rule of the NYSE American or the primary exchange on which the Company Common Stock is listed for trading.

5.2     Non-Qualified Plan Options

Any Options granted under the Non-Qualified Plan shall be NQSOs. Such Options may be granted to Directors and Consultants at such times, in such amounts, and on such terms and conditions as determined by the Committee in accordance with the terms of the Plan.

5.3     Terms and Conditions of Options

Options granted pursuant to the Plan shall be evidenced by written option agreements in such form as the Committee shall from time to time approve, subject to the following terms and conditions. Option agreements may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as “Optionees.”

(a)     Number of Option Shares

Each option agreement shall state the number of shares of Common Stock (“Option Shares”) to which it pertains. If the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

(b)     Option Price

Each option agreement shall state the price at which an Option Share may be purchased (the “Option Price”), which shall be not less than 100% of the “Fair Market Value” of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange, the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange). If the Common Stock is not listed on a national securities exchange, the Fair Market Value will be as determined by the Committee in good faith in accordance with Section 409A of the Code. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

(c)     Medium of Payment

An Optionee shall pay for Option Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an option agreement that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess (“Excess Shares”) of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the total of the Option Shares in respect of which payment is so made plus such Excess Shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

(d)     Initial Exercise

The Committee shall determine and set forth in the option agreement the time at which an Option may first be exercised.

(e)     Termination of Options

All Options shall expire at such time as the Committee may determine and set forth in the option agreement, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the “Expiration Date”). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

(i)     In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

(ii)    The date set by the Board of Directors of the Company to be an accelerated Expiration Date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Board of Directors, may materially adversely affect in the foreseeable future, the Company, provided the Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

(iii)    Expiration of one year (or such shorter period as the Committee may select and set forth in the option agreement) from the date the Optionee’s employment or service with the Company terminates for any reason other than circumstances described by Subsection (e)(v), below;

(iv)    In the event of a “Change of Control” (as defined in Section 9.1, below), the Committee can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option subject to Section 9.2; or

(v)     In the case of an Option granted under the Key Employee Plan, a finding by the Committee that the Optionee has been discharged from employment with the Company for Cause. For purposes of this Section, “Cause” shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee’s duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s standing and reputation, (D) Optionee’s continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(f)     Transfers

No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(g)     Other Provisions

The option agreements shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

5.4     Exercise

(a)     Notice

No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, (ii) satisfy the securities law requirements set forth in this Section 5.4, and (iii) in the case of an ISO, state that the Optionee acknowledges that the Option Shares may not be sold within one year of exercise or two years from the Grant Date and that the Option must be exercised within three months following termination of employment or, in the case of termination of employment because of death or disability, one year from the date of death or disability, in order to maintain the ISO status of the Option.

(b)     Restricted Stock

Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed in an option agreement may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

(c)     Notice of Disqualifying Disposition

An Optionee shall notify the Committee if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

Article VI

RESTRICTED STOCK AWARDS

6.1     Grants of Stock Awards

Stock Awards will consist of shares of Common Stock (“Restricted Stock”) transferred to recipients (“Recipient”), either without payment therefor or with such payment as may be required by the Committee, as additional compensation for such Recipient’s service to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate as evidenced in a written document (an “Award Document”), including, without limitation, restrictions on the sale or other disposition of such Restricted Stock and rights of the Company to reacquire such Restricted Stock upon termination of the Recipient’s employment or service within specified periods.

6.2     Transferability; Legends

Restricted Stock may be transferred only if (i) the Restricted Stock is covered by a then current registration statement or a Notification under Regulation A under the Securities Act, or such transfer complies with the requirements of Rule 144 of the Exchange Act; and (ii) such transfer does not violate any restriction imposed on the Stock Award. Restricted Stock may bear a legend referring to (x) the restrictions on transferability of such Restricted Stock, or (y) if the Recipient is subject to Section 16 of the Exchange Act at the time the Restricted Stock is issued, the liability which may arise under Section 16 upon disposition of the Restricted Stock.

Article VII

STOCK APPRECIATION RIGHTS

7.1     Stock Appreciation Rights

A Stock Appreciation Right, or “SAR,” is an Award entitling the Recipient, upon exercise, to receive an amount in cash or Common Stock, or a combination thereof (such form to be determined by the Committee), determined solely by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date of the SAR Award.

7.2     Grants

SARs may be granted in tandem with, or independently of, Options granted under the Plan. When SARs are expressly granted in tandem with Options, then (i) the SARs will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SARs will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to fewer than the full number of shares covered by an Option will not be terminated until and only to the extent that the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

7.3     Terms and Conditions

The Committee shall determine all terms and conditions of a SAR Award, including, but not limited to (i) the number of shares subject to such SAR Award or a formula for determining such, (ii) the terms and conditions on the grant, vesting (including any time- or performance-based vesting criteria), issuance and/or forfeiture of the shares, and (iii) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the stock on the date of grant. To the extent that an award of Stock Appreciation Rights is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

7.4     Vesting of SAR Awards

At the time of the grant of a SAR Award, the Committee shall establish a vesting date or vesting dates with respect to such SAR Award, provided that SARs awarded in tandem with Options shall be subject to the same vesting date or vesting dates established by the Committee pursuant to Section 4(g) for such related Options and shall be exercisable only to the extent that such related Option shall then be exercisable. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of performance criteria or other conditions as deemed appropriate by the Committee.

Article VIII
RESTRICTED STOCK UNITS

8.1     RSU Grants

The Committee may grant Awards in the form of Restricted Stock Units. A Restricted Stock Unit or RSU is a bookkeeping entry representing the equivalent of one share of Common Stock for each Restricted Stock Unit awarded to the Recipient and represents an unfunded and unsecured obligation of the Company. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each RSU shall be determined by the Committee, and such terms and conditions may differ among individual Awards. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Common Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

8.2     Terms and Conditions

The Committee shall determine all terms and conditions of any such Restricted Stock Unit, including, but not limited to (i) the number of shares subject to such Restricted Stock Unit or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement of such performance criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan. A Participant may not vote the shares represented by a Restricted Stock Unit. A Restricted Stock Unit may be settled in cash or Common Stock, or a combination, as determined by the Committee, with the amount of the cash payment based on the Fair Market Value of the shares of Common Stock at the time of vesting. Any such settlements may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

8.3     Vesting of Restricted Stock Unit

At the time of the grant of a Restricted Stock Unit, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit, which vesting dates may be based upon the passage of time and/or the satisfaction of performance criteria or other conditions as deemed appropriate by the Committee.

8.4     Rights as a Stockholder

A Recipient shall have the rights as a stockholder only as to shares of Common Stock acquired by the Recipient upon the settlement of vested Restricted Stock Units.

8.5     Termination

Except as may otherwise be provided by the Committee either in the Award or in writing after the Award is issued, the Recipient’s right in any Restricted Stock Units that have not vested shall automatically terminate upon the Recipient’s termination of employment (or cessation of service relationship) with the Company or any Affiliate for any reason.

Article IX

CHANGE OF CONTROL OF THE COMPANY

9.1     Change of Control

A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events:

(a)     Dissolution or Liquidation

The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(b)     Sale of Assets

Upon approval of the stockholders of the Company (or the Board of Directors, if stockholder action is not required), the date the Company consummates a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company to any “Unrelated Person” or “Unrelated Persons” (as defined below) acting in concert with one another. “Person” means any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act of 1934). “Unrelated Person” means any Person other than (1) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (2) any Person who, as of the Effective Date, is the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock of the Company;

(c)     Merger or Consolidation

Upon approval of the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required), the date the Company consummates a merger or consolidation of the Company with or into such other corporation, and such other corporation is an Unrelated Person, other than a merger or consolidation of the Company in which holders of shares of the Common Stock of the Company immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation’s voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders’ ownership of the Common Stock of the Company immediately before the merger or consolidation;

(d)     Change in Beneficial Owner

The date any Unrelated Person will have become the beneficial owner of, or will have obtained voting control over, more than forty percent (40%) of the outstanding shares of the Common Stock of the Company; or

(e)     Change in Majority of the Board of Directors

The date individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a Director, after the Effective Date, whose election or nomination for election by the Company’s stockholders was approved by a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed merger) will be deemed to be an Incumbent Director.

9.2     Vesting Upon a Change of Control

Awards granted under the Plan shall immediately vest and be exercisable and any restrictions thereon shall lapse following a Change of Control provided that (i) the Unrelated Person, as defined in subsection 9.1(b), involved in such Change of Control does not assume or substitute Awards granted under the Plan; (ii) the Optionee’s or Recipient’s employment is terminated by the Unrelated Person within two years following the Change of Control other than for Cause, as defined in subsection 5.3(e)(v); or (iii) the Optionee or Recipient resigns for “Good Reason,” which shall mean a material reduction in such individual’s pay or benefits, relocation of the individual’s position by the Company of greater than 50 miles, or any material demotion of the individual’s position as determined by the Committee.

Article X

ADMINISTRATION

10.1     Committee

The “Committee,” for purposes of the Non-Qualified Plan and the Key Employee Plan, will be the Compensation Committee of the Board of Directors (the “Committee”) as constituted from time to time, or the full Board of Directors acting in its discretion. The Committee shall operate and administer the Plan, including the grant of Options and Stock Awards. The Committee shall make such interpretations and construction of the Plan as it deems appropriate or necessary from time to time in its sole discretion, such interpretations and construction of the Plan to be final, binding and conclusive.

10.2     Meetings

The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

10.3     Discretion of Committee

The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Key Employee Plan and the Non-Qualified Plan. The Committee shall have plenary authority to determine the Optionees or Recipients (each a “Participant”) to whom and the times at which Awards shall be granted, the number of Plan Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making any such determination, the Committee may take into account the nature of the Participant’s services and responsibilities, the Participant’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive.

10.4     No Liability

No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any Award thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

10.5     Indemnification

In addition to such other rights of indemnification as he or she may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Awards hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards hereunder (each a “Proceeding”) in which he or she may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he or she continues to be a member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee unless within ten (10) days after institution of any such action, suit or proceeding he or she shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys’ fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

10.6     Adjustments on Changes in Common Stock

The aggregate number of shares of Common Stock as to which Awards may be granted under the Non-Qualified Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding Option, the Option Price per Option Share specified in each outstanding Option and such other per-share factors affecting Awards under this Plan shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the amendment of the Company’s certificate of incorporation to authorize a greater number of shares of capital stock or the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

Article XI

MISCELLANEOUS

11.1     Amendment of the Plan

The Board of Directors at any time, and from time to time, may terminate, suspend, amend or otherwise modify the Plan in such manner as it may deem advisable. Notwithstanding the foregoing, no amendment of the Key Employee Plan which would change the eligibility of employees or the class of employees eligible to receive an Award or increase the maximum number of shares as to which Awards may be granted will be effective unless such action is approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3, any applicable securities exchange listing requirements, or other applicable requirements.

11.2     Amendment of Awards

The Committee shall have the right to amend Awards hereunder issued to a Recipient, subject to the Recipient’s consent if such amendment is not favorable to the Recipient, except that the consent of the Recipient shall not be required for any amendment made in the event of a Change of Control. Notwithstanding the foregoing, the Committee shall not take any of the following actions without the approval of a majority of the shares present in person or represented by proxy at a duly convened meeting and entitled to vote thereon: (i) reduce the exercise price of an outstanding Award, (ii) exchange an Award that has an exercise price that is greater than the Fair Market Value of a share for cash or shares or (iii) cancel an Award in exchange for a replacement Award.

11.3     Continued Employment

The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Participant or the service as a member of the Board of Directors, as a consultant or in any other capacity, as the case may be, with the Company or any of its Affiliates.

11.4     Withholding of Taxes

Whenever the Company proposes or is required to issue or transfer any shares of Common Stock pursuant to an Award hereunder, the Company shall have the right to (a) require the Recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such shares.

Adopted	BOD: 4/19/19
SH: [______]

inTEST Corporation

VOTE

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

The Board of Directors recommends a vote FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominees:	For	Withhold
01 - Steven J. Abrams, Esq.	☐	☐
02 - Jeffrey A. Beck	☐	☐
03 - Joseph W. Dews IV	☐	☐
04 - William Kraut	☐	☐
05 - James Pelrin	☐	☐

The Board of Directors recommends a vote for 3 Years on Proposal 5.

	1 Year	2 Years	3 Years	Abstain
5. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — inTEST Corporation

ANNUAL MEETING OF STOCKHOLDERS
JUNE 19, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF inTEST CORPORATION.

The undersigned, revoking any contrary proxy previously given, hereby appoints James Pelrin and Hugh T. Regan, Jr. (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 19, 2019, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on April 30, 2019 with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the Annual Meeting, or any postponement or adjournment thereof, including matters which are not timely made known to inTEST Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "3 YEARS" ON PROPOSAL 5.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "3 YEARS" ON PROPOSAL 5.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, UNLESS VOTING BY TELEPHONE OR INTERNET.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.